               FIRST SUPPLEMENTAL INDENTURE (this "First Supplemental Indenture"), dated as of July , 1997, among HARCOURT GENERAL, INC. (formerly known as General Cinema Corporation), a Delaware corporation (the "Company"), and Bankers Trust Company, a banking corporation organized and existing under the laws of the State of New York, as trustee (the "Trustee").

     WHEREAS, the Company has executed and delivered to the Trustee an Indenture (the "Indenture"), dated as of April 23, 1992, providing for the issuance and sale by the Company from time to time of its senior debt securities (the "Securities"), which term shall include any Securities issued under the Indenture after the date hereof;

     WHEREAS, clause (3) of Section 901 of the Indenture permits the Company, when authorized by a resolution of the Board of Directors of the Company, and the Trustee, at any time and from time to time, to enter into one or more indentures supplemental to the Indenture, in form satisfactory to the Trustee, for the purpose of making any other provision with respect to matters or questions arising under the Indenture and the last paragraph in Section 901 provides that, with respect to clause (3) of Section 901, no supplemental indenture shall adversely affect the interest of the Holders of Securities of any series;

     WHEREAS, all terms used in this First Supplemental Indenture which are defined in the Indenture shall have the meanings assigned to them in the Indenture;

     WHEREAS, the Company has requested that the Trustee execute and deliver this First Supplemental Indenture; and

     WHEREAS, all requirements necessary to make this First Supplemental Indenture a valid instrument in accordance with its terms and to make the amendments provided for herein have been fulfilled, and the execution and delivery of this First Supplemental Indenture has been duly authorized in all respects.


     NOW THEREFORE, the Company and the Trustee hereby agree that the following Sections of this First Supplemental Indenture supplement the Indenture with respect to Securities issued thereunder:

     SECTION 1. DEFINITIONS. Capitalized terms used herein and not defined herein have the meanings ascribed to such terms in the Indenture.

     SECTION 2. AMENDMENT TO "CONSOLIDATED NET ASSETS" DEFINITION. With respect to any series of Securities issued on or after the date hereof, the definition of "Consolidated Net Assets" in Section 101 is hereby deleted and the following is substituted in lieu thereof:

               "'Consolidated Net Assets' means the total amount of all assets appearing on the consolidated balance sheet of the Company and its Restricted Subsidiaries (at their net book values, after deducting related depreciation, amortization and all other valuation reserves which have been set aside in connection with the business conducted and which are reflected on the aforementioned consolidated balance sheet), less total current liabilities other than long-term liabilities due within one year."

     SECTION 3. AMENDMENT TO "RESTRICTED SUBSIDIARY" DEFINITION. With respect to any series of Securities issued on or after the date hereof, the definition of "Restricted Subsidiary" in Section 101 is hereby deleted and the following is substituted in lieu thereof:

               "'Restricted Subsidiary' means any Subsidiary of the Company (other than Neiman Marcus and other than a Subsidiary that is principally engaged in the business of owning or investing in real estate (a 'Real Estate Subsidiary'), finance, credit, leasing, financial services or other similar operations, or any combination thereof), which itself, or with one or more other Restricted Subsidiaries, owns or leases a Principal Property; PROVIDED, HOWEVER, that in the event that (a) any Restricted Subsidiary, in a single transaction or through a series of related transactions, shall (i) be consolidated with or merge with or into Neiman Marcus or any of its subsidiaries or a Real Estate Subsidiary or any of its subsidiaries or
          (ii) transfer (by lease, assignment, sale or otherwise) all or substantially all of its properties and assets to Neiman Marcus or a Real Estate Subsidiary or (b) Neiman Marcus or a Real Estate Subsidiary shall become a wholly owned subsidiary of the Company, then the term 'Restricted Subsidiary' shall include Neiman Marcus or a Real Estate Subsidiary, as applicable."

     SECTION 4. AMENDMENT TO LIMITATION ON LIENS. With respect to any series of Securities issued on or after the date hereof, Section 1006 is hereby deleted and the following is substituted in lieu thereof:

               "SECTION 1006. LIMITATION ON LIENS. The Company shall not create or assume any Lien upon any Principal Property of the Company or any Restricted Subsidiary or shares of capital stock or indebtedness of any Subsidiary (other than any Subsidiary of Neiman Marcus until such time as Neiman Marcus shall become a Restricted Subsidiary) to secure any debt of any Person, or permit any Restricted Subsidiary so to do, without making effective provision whereby the Securities then outstanding and having the benefit of this Section shall be secured by the Lien equally and ratably with such debt for so long as such debt shall be so secured, except that the foregoing shall not prevent the Company or any Restricted Subsidiary from creating or assuming Liens of the following character:

                    (1) with respect to any series of Securities, any Lien
               existing on the date of issuance of the series;

                    (2) any Lien existing on property owned or leased by, or
               shares of capital stock or indebtedness of, a Person at the time it becomes a Restricted Subsidiary;

                    (3) any Lien existing on property at the time of the
               acquisition or lease thereof by the Company or a Restricted Subsidiary;

                    (4) any Lien on property of a corporation existing at the
               time such corporation is merged or consolidated with the Company or a Restricted Subsidiary or at the time of a sale, lease or other disposition of the properties of a corporation as an entirety or substantially as an entirety to the Company or a Restricted Subsidiary;

                    (5) any Lien to secure any debt on property or assets
               incurred prior to, at the time of, or within 180 days after, or pursuant to financing arrangements for which a firm commitment is made by a bank, insurance company or other lender or investor (not including the Company or any Restricted Subsidiary) within 180 days after, the acquisition of capital stock, property or assets for the purpose of financing all or any part of the purchase price thereof;

                    (6) any Lien to secure any debt incurred prior to, at the
               time of, or within 180 days after, or pursuant to financing arrangements for which a firm commitment is made by a bank, insurance company or other lender or investor (not including the Company or any Restricted Subsidiary) within 180 days after, the completion of the construction and commencement of commercial operation, alteration, repair or improvement of property or assets for the purpose of financing all or any part of the cost thereof;

                    (7) any Lien securing debt of a Restricted Subsidiary owing to the Company or to another Restricted Subsidiary;

                    (8) any Lien in favor of any customer arising in respect of performance deposits and partial, progress, advance or other payments made by or on behalf of such customer for goods produced or to be produced for or services rendered or to be rendered to such customer in the ordinary course of business, which Lien shall not exceed the amount of such deposits or payments;

                    (9) mechanics', workman's, repairman's, materialman's,
               carriers' and other similar Liens arising in the ordinary course of business;

                    (10) any Lien created by or resulting from any litigation or proceedings which are being contested in good faith by appropriate proceedings; any Lien arising out of a judgment or award against the Company and/or one or more Restricted Subsidiaries with respect to which the Company and/or such Restricted Subsidiary or Subsidiaries are in good faith prosecuting an appeal or proceedings for review; or any Lien incurred by the Company and/or Restricted Subsidiaries for the purpose of attaining a stay or discharge in the course of any legal proceedings to which the Company and/or Restricted Subsidiary or Subsidiaries are a party; or

                    (11) any Lien for taxes or assessments or governmental
               charges or levies not yet due or delinquent, or which can thereafter be paid without penalty or which are being contested in good faith by appropriate proceedings; any landlord's Lien on property held under lease and tenants' rights under leases; easements and any other liens of a nature similar to those hereinabove described in this clause (11) which do not, in the opinion of the Company, materially impair the use of such property in the operation of the business of the Company or any Restricted Subsidiary or the value of such property for the purposes of such business;

                    (12) any Lien which may be deemed to result from an
               agreement or commitment to exchange securities of a Subsidiary for other securities of the Company, whether or not such securities of a Subsidiary are placed in escrow for such purpose;

                    (13) any Lien in favor of the United States of America or
               any State thereof or any other country, or any agency, instrumentality or political subdivision or any of the foregoing, to secure partial, progress, advance or other payments or performance pursuant to the provisions of any contract or statute, or any Liens securing industrial development, pollution control, or similar revenue bonds;

                    (14) any extension, renewal or replacement (or successive
               extensions, renewals or replacements) in whole or in part of any Lien referred to in clauses (1) through (13) above, so long as the principal amount of the debt secured thereby does not exceed the principal amount of debt so secured at the time of the extension, renewal or replacement (except that, where an additional principal amount of debt is incurred to provide funds for the completion of a specific project, the additional principal amount, and any related financing costs, may be secured by the Lien as well) and the Lien is limited to all or part of the same property subject to the Lien so extended, renewed or replaced (plus improvements on the property); and

                    (15) any Lien not permitted by clauses (1) through (14)
               above securing debt which, together with the aggregate outstanding principal amount of all other debt of the Company and its Restricted Subsidiaries which would otherwise be subject to the foregoing restrictions and the aggregate Value of existing Sale and Leaseback Transactions which would be subject to the restrictions of Section 1007 but for this clause (15), does not at the time of incurrence exceed 15% of Consolidated Net Assets."

     SECTION 5. THIS FIRST SUPPLEMENTAL INDENTURE. Nothing in this First Supplemental Indenture shall apply to, or alter the rights and remedies conferred by the Indenture upon, any Securities created and issued prior to the date hereof. With respect to any series of Securities issued on or after the date hereof, this First Supplemental Indenture shall be construed as supplemental to the Indenture and shall form a part of it, and the Indenture is hereby incorporated by reference herein and each is hereby ratified, approved and confirmed.

     SECTION 6. GOVERNING LAW. THIS FIRST SUPPLEMENTAL INDENTURE SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

     SECTION 7. COUNTERPARTS. This First Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

     SECTION 8. HEADINGS. The headings of this First Supplemental Indenture are for convenience only and shall not affect the construction hereof.

     SECTION 9. SEPARABILITY. In case any provision in this First Supplemental Indenture or in the Securities shall be invalid, illegal, or unenforceable, the validity, legality or enforceability of the remaining provisions shall not in any way be affected or impaired thereby.


     IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed by their respective authorized officers as of the date first written above.

                                            HARCOURT GENERAL, INC.,

                                              by
                                                 -------------------------------
                                                 Name:
                                                 Title:

                                                                               7
                                            BANKERS TRUST COMPANY,
                                            as Trustee,

                                              by
                                                 -------------------------------
                                                 Name:
                                                 Title: